Exhibit 99.1


            Kimco Reports Second Quarter Operating Results
                    and Expands Board of Directors


    NEW HYDE PARK, N.Y.--(BUSINESS WIRE)--July 28, 2003--Kimco Realty Corporation (NYSE: KIM), the nation's largest owner and operator of neighborhood and community shopping centers, today announced that second quarter net income increased 0.5 percent to $61.3 million from $61.1 million for the same period last year. Second quarter net income per diluted common share was $0.46 versus $0.54 per diluted common share a year ago. Net income available to common shareholders was reduced $0.07 per diluted common share related to a non-cash adjustment for the original issuance costs of Kimco's $225 million preferred stock that was redeemed during the quarter. Kimco partially replaced the redeemed shares with a new series of preferred stock, 6.65% Class F Cumulative Preferred Stock. Together with other balance sheet initiatives, the preferred stock redemption will result in savings to the Company of approximately $4.5 million annually.
    Funds from operations (FFO), a supplemental measure of REIT performance, rose 7.2 percent to $84.9 million, from $79.2 million for the same period last year. On a diluted per common share basis, FFO increased 5.3 percent to $0.79 from $0.75 a year ago. FFO excludes a net loss on dispositions of operating properties of $0.9 million or less than $0.01 per diluted common share for the second quarter 2003 and a net gain on dispositions of operating properties of $0.5 million or less than $0.01 per diluted common share for the second quarter 2002. The non-cash adjustment for the original issuance costs of the redeemed preferred shares does not impact FFO. A complete reconciliation containing adjustments from GAAP net income to FFO is included in this release.
    For the six months ended June 30, 2003, net income increased 8.5 percent to $132.3 million from $121.9 million for the same period last year. Net income per diluted common share was $1.09 versus $1.07 a year ago. Net income available to common shareholders for the six months was also reduced $0.07 per diluted common share for the original issuance costs associated with the redeemed preferred shares as noted above. FFO rose 6.1 percent to $167.8 million for the six-month period from $158.1 million in the year earlier period. On a diluted per common share basis, FFO increased 4.7 percent to $1.57 from $1.50 reported a year ago. FFO for the six months ended June 30, 2003 excludes net gains on sales of operating properties of $2.4 million or $0.02 per diluted common share and $0.5 million or less than $0.01 per diluted common share for the same period last year.
    During the quarter Kimco signed a total of 112 leases aggregating 826,000 square feet of gross leasable area in the Company's parent portfolio, including leases at three former Kmart locations. Occupancy remained stable at 89.1 percent, which is consistent with occupancy reported at March 31, 2003, notwithstanding the fact that Kmart rejected seven leases in this portfolio during the quarter. The Home Depot is now Kimco's largest tenant, providing approximately 3.0 percent of base rental revenue, on a combined portfolio basis. Occupancy remained high in the Company's primary institutional joint venture portfolios, the Kimco Income REIT (KIR) and the Kimco Retail Opportunity Portfolio (KROP) at 97.9 percent and 95.6 percent, respectively.

    Investment Activity

    In addition to the previously announced merger agreement reached with Mid-Atlantic Realty Trust, Kimco acquired interests in 11 shopping center properties during the quarter. These properties total approximately 2.1 million square feet of gross leasable area and were acquired for an aggregate purchase price of approximately $253.4 million. Subsequent to quarter-end, the Company acquired four additional properties for approximately $74.1 million. These properties total 662,000 square feet of gross leasable area. Year-to-date, Kimco has completed the acquisition of 25 shopping centers totaling approximately $573.5 million.
    Kimco also recently completed two preferred equity capital transactions, investing $4.6 million in Preston Forest Shopping Center in Dallas, Texas and $5.2 million in 7/400 Power Center in Vaughan, a suburb of Toronto, Ontario. Kimco's preferred equity program currently has approximately $48.6 million invested in 18 properties.
    The Company sold six properties during the quarter generating cash proceeds of approximately $58.8 million. In addition, Kimco sold a property in July for approximately $1.6 million. The disposals included three properties in the Company's Kimsouth portfolio. Properties in the Kimsouth portfolio are being stabilized and sold opportunistically. Kimco expects to sell approximately 10 additional properties from this portfolio during the remainder of 2003.
    Kimco's merchant building business, Kimco Developers Inc. (KDI), sold three recently completed projects and six out-lots generating $63.3 million in proceeds and gains on sales of $3.4 million, net of taxes. The shopping centers sold were: Hamstra Square in Chandler, Arizona; Gilbert Fiesta in Gilbert, Arizona; and Gateway Station in Burleson, Texas. KDI acquired three new projects totaling $16.4 million to replenish the development pipeline. The projects acquired are Maricopa Fiesta in Maricopa, Arizona; Lakes Crossing in Muskegon, Michigan; and Hazel Dell Town Center in Vancouver, Washington.

    Capital Activities

    As previously announced, the Company undertook a number of initiatives to maintain its balance sheet strength during the quarter. Kimco issued 2,070,000 shares of Common Stock in a primary public offering, which raised net proceeds of approximately $76.0 million. The Company redeemed all $225 million of its outstanding preferred stock, which had a weighted average dividend yield of approximately
8.19 percent and subsequently issued $175 million of cumulative redeemable preferred at a yield of 6.65 percent. Additionally, Kimco issued a seven-year $50.0 million medium-term note at a rate of 4.62 percent that matures in May 2010.
    The Company also obtained a $500 million unsecured revolving credit facility from a group of banks. This new credit facility, which replaces the Company's expiring $250 million credit facility, bears interest at a rate of LIBOR plus 55 basis points and is scheduled to expire in June 2006. Kimco increased its facility in order to provide additional flexibility prior to determining the permanent capital structure or co-investment program for its acquisitions. These capital activities have improved the Company's liquidity and debt-to-equity ratios, and reduced the Company's fixed charges.

    Board Appointment

    Kimco also announced today that its Board of Directors increased the size of its Board to eight members and elected Richard B. Saltzman to join the Board. Mr. Saltzman was recently named President of Colony Capital LLC. Colony is an international real estate investment management firm that has invested in more than $8 billion of commercial and residential property transactions since inception in 1991. Prior to joining Colony in May, Mr. Saltzman spent 24 years in the investment banking business, primarily specializing in real estate related businesses and investments. Most recently, he was a Managing Director and Vice Chairman of Merrill Lynch's investment banking division. As a member of the investment banking operating committee, he oversaw the firm's global real estate, hospitality and restaurant businesses. During Mr. Saltzman's tenure as head of Real Estate, Merrill Lynch completed more than $300 billion of lead managed debt, equity and strategic advisory business in that area.

    Corporate Governance Initiatives

    In addition to expanding the Company's Board of Directors to eight members, consisting of five independent directors, the Company also adopted a new Code of Business Conduct & Ethics for all Kimco Associates, Officers and Directors. Furthermore, the Board approved new Corporate Governance Guidelines and new charters for the Executive Compensation Committee, Audit Committee and Nominating & Corporate Governance Committee. A few of the enhancements in Kimco's corporate governance include regular meetings of the independent directors excluding Company management, exclusion of management from the Executive Compensation Committee and annual Board evaluations.
    Kimco's Corporate Governance Guidelines, Committee Charters and Code of Business Conduct & Ethics will be posted shortly in the investor relations section of their website at www.kimcorealty.com.
    Kimco, a publicly-traded real estate investment trust, has specialized in shopping center acquisitions, development and management for over 35 years. Kimco owns and operates the nation's largest portfolio of neighborhood and community shopping centers with interests in 634 properties comprising approximately 94.0 million square feet of leasable space located throughout 41 states, Canada and Mexico. For further information refer to the Company's web site at www.kimcorealty.com.

    Safe Harbor Statement: The statements in this release state the Company's and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include general economic conditions, local real estate conditions, increases in interest rates, increases in operating costs and real estate taxes. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 2002. Copies of each filing may be obtained from the Company or the SEC.



                       Kimco Realty Corporation
              Condensed Consolidated Statements of Income
                 (In thousands, except per share data)

                             Three Months Ended   Six Months Ended
                                  June 30,             June 30,
                             2003        2002     2003         2002
                             ----        ----     ----         ----
Real Estate Operations:
-----------------------
 Revenues from rental
  property                 $118,335    $111,469  $241,665    $222,757
                           --------    --------  --------    --------

 Rental property expenses:
  Rent                        2,788       2,933     5,570       5,836
  Real estate taxes          15,645      15,715    30,532      30,721
  Operating and maintenance  13,396      11,357    30,015      23,110
                           --------    --------  --------    --------
                             31,829      30,005    66,117      59,667
                           --------    --------  --------    --------

                             86,506      81,464   175,548     163,090

Equity in income of real
 estate joint ventures, net  10,138       8,391    19,292      15,309
Minority interests in income
 of partnerships, net        (1,806)       (268)   (3,397)       (476)
Income from other real estate
 investments                  4,909       3,651     9,809       8,112
Mortgage financing income     6,616       7,223    12,128       8,287
Management and other fee
 income                       3,661       3,640     6,563       6,539
Depreciation and
 amortization               (20,573)    (18,032)  (40,327)    (36,105)
                           --------    --------  --------    --------
Income from real estate
 operations                  89,451      86,069   179,616     164,756
                           --------    --------  --------    --------

Other Investments:
------------------
 Interest, dividends and
  other investment income     5,291       5,965     7,693      13,092
 Other income / (loss),
  net                        (1,419)         13    (1,101)      3,885
                           --------    --------  --------    --------
                              3,872       5,978     6,592      16,977
                           --------    --------  --------    --------

 Interest expense           (24,877)    (22,068)  (47,600)    (43,532)
 General and administrative
  expenses                   (8,900)     (7,654)  (17,515)    (15,181)
 Gain on early
  extinguishment of debt         --          --     6,262          --
                           --------    --------  --------    --------
 Income from continuing
   operations before income
   taxes                     59,546      62,325   127,355     123,020

 Provision for income
  taxes                      (1,241)     (2,150)   (2,514)     (5,788)
                           --------    --------  --------    --------

  Income from continuing
   operations                58,305      60,175   124,841     117,232




Discontinued Operations:
------------------------
 Income from discontinued
  operating properties          529         334       850       1,603
 Gain/(loss) on disposition
  of operating properties      (867)        546     2,413         546
                           --------    --------  --------    --------
 Income / (loss) from
  discontinued operations      (338)        880     3,263       2,149
                           --------    --------  --------    --------

 Gain on sale of
  development properties,
  net of tax of $2,253,
  $0, $2,802 and $1,712,
  respectively (1)            3,379          --     4,203       2,568
                           --------    --------  --------    --------

 Net income                  61,346      61,055   132,307     121,949

 Original issuance costs
  associated with the
  redemption of preferred
  stock                      (7,787)         --    (7,787)         --

 Preferred dividends         (4,241)     (4,609)   (8,850)     (9,219)
                           --------    --------  --------    --------

 Net income available to
  common shareholders      $ 49,318    $ 56,446  $115,670    $112,730
                           ========    ========  ========    ========

Per common share:
  Income from continuing
   operations:
   - Basic                 $   0.47    $   0.53  $   1.07    $   1.06
                           ========    ========  ========    ========
   - Diluted               $   0.47(2) $   0.53  $   1.06(2) $   1.05
                           ========    ========  ========    ========
  Net income:
   - Basic                 $   0.47    $   0.54  $   1.10    $   1.08
                           ========    ========  ========    ========
   - Diluted               $   0.46(2) $   0.54  $   1.09(2) $   1.07
                           ========    ========  ========    ========

   Income subject to income
    taxes                  $  9,128    $  5,744  $ 14,149    $ 19,381

    Note: Reclassifications: Certain amounts in the prior period have been reclassified in order to conform with the current period's presentation.

(1) Included in the calculation of income from continuing operations per share in accordance with SEC guidelines.

(2) Reflects the potential impact if certain units were converted to common stock at the beginning of the period. Net income available to common shareholders would be increased by $1,423 and $2,846 for the three and six months ended June 30, 2003, respectively, reflecting the distributions associated with the units.




                       Kimco Realty Corporation
                         Funds From Operations
                 (In thousands, except per share data)

                             Three Months Ended   Six Months Ended
                                  June 30,             June 30,
                              2003       2002      2003        2002
                              ----       ----      ----        ----
Funds From Operations(1)
 Net income                $ 61,346    $ 61,055  $132,307    $121,949
 Loss/(gain) on
  disposition of
  operating properties          867        (546)   (2,413)       (546)
 Depreciation and
  amortization               20,686      19,138    40,580      37,984
 Depreciation and
  amortization -  real estate
  joint ventures              6,200       4,150    12,400       7,950
 Gain of early extinguishment
  of debt                        --          --    (6,262)         --
 Preferred stock dividends   (4,241)     (4,609)   (8,850)     (9,219)
                           --------    --------  --------    --------

 Funds from operations(1)  $ 84,858    $ 79,188  $167,762    $158,118
                           ========    ========  ========    ========

 Per common share:
    - Basic                $   0.81    $   0.76  $   1.60    $   1.52
                           ========    ========  ========    ========
    - Diluted              $   0.79(2) $   0.75  $   1.57(2) $   1.50
                           ========    ========  ========    ========




Weighted Average Share       Three Months Ended    Six Months Ended
 Information                      June 30,             June 30,
                              2003        2002     2003        2002
                              ----        ----     ----        ----
Weighted average shares -
  - Basic                   105,179     104,413   104,946     104,356
  - Diluted                 109,213(2)  105,506   108,716(2)  105,437


(1) Most industry analysts and equity REITs, including the Company, generally consider funds from operations ("FFO") to be an appropriate supplemental measure of the performance of an equity REIT. FFO is defined as net income applicable to common shares before depreciation and amortization, extraordinary items, gains or losses on sales of operating real estate, plus the pro-rata amount of depreciation and amortization of unconsolidated joint ventures determined on a consistent basis. Given the nature of the Company's business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a measure of its operational performance. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and therefore should not be considered an alternative for net income as a measure of liquidity. In addition, the comparability of the Company's FFO with the FFO reported by other REITs may be affected by the differences that exist regarding certain accounting policies relating to expenditures for repairs and other recurring items.

(2) Reflects the potential impact if certain units were converted to common stock at the beginning of the period. Net income available to common shareholders would be increased by $1,423 and $2,846 for the three and six months ended June 30, 2003, respectively, reflecting the distributions associated with the units.





                       Kimco Realty Corporation
                 Condensed Consolidated Balance Sheets
                 (In thousands, except per share data)

                                               June 30,  December 31,
                                                 2003         2002
                                                 ----         ----
Assets:
 Operating real estate, net of accumulated
  depreciation of $548,204 and $516,558,
  respectively                               $ 2,825,519  $ 2,669,648
 Investments and advances in real estate
  joint ventures                                 459,977      390,484
 Real estate under development                   265,492      234,953
 Other real estate investments                    96,651       99,542
 Mortgages and other financing receivables        75,569       94,024
 Cash and cash equivalents                        57,949       35,962
 Marketable securities                            63,230       66,992
 Accounts and notes receivable                    54,185       55,012
 Other assets                                    113,760      110,261
                                             -----------  -----------
                                             $ 4,012,332  $ 3,756,878
                                             ===========  ===========
Liabilities:
 Notes payable                               $ 1,502,250  $ 1,302,250
 Mortgages payable                               207,409      230,760
 Construction loans payable                       61,474       43,972
 Other liabilities, including minority
  interests in partnerships                      283,319      272,568
                                             -----------  -----------
                                               2,054,452    1,849,550
                                             -----------  -----------
Stockholders' Equity:
 Preferred stock, $1.00 par value,
  authorized 3,600,000 shares
 Class A Preferred Stock, $1.00 par value,
  authorized 345,000 shares issued and
  outstanding  0 and 300,000 shares,
  respectively                                        --          300
  Aggregate liquidation preference $0 and
   $75,000, respectively
 Class B Preferred Stock, $1.00 par value,
  authorized 230,000 shares issued and
  outstanding  0 and 200,000 shares,
  respectively                                        --          200
  Aggregate liquidation preference $0 and
   $50,000, respectively
 Class C Preferred Stock, $1.00 par value,
  authorized 460,000 shares issued and
  outstanding 0 and 400,000 shares,
  respectively                                        --          400
  Aggregate liquidation preference $0 and
   $100,000, respectively
 Class F Preferred Stock, $1.00 par value,
  authorized 700,000 shares issued and
  outstanding 700,000 and 0 shares,
  respectively                                       700           --
  Aggregate liquidation preference $175,000
   and $0, respectively
 Common Stock, $.01 par value, authorized
  200,000,000 shares issued and outstanding
  107,299,018, and 104,601,828 shares,
  respectively                                     1,073        1,046
Paid-in capital                                2,019,699    1,984,820
Cumulative distributions in excess of net
 income                                          (76,774)     (85,367)
                                             -----------  -----------
                                               1,944,698    1,901,399
Accumulated other comprehensive income            14,478        7,401
Notes receivable from officer stockholders        (1,296)      (1,472)
                                             -----------  -----------
                                               1,957,880    1,907,328
                                             -----------  -----------
                                             $ 4,012,332  $ 3,756,878
                                             ===========  ===========


    Reclassifications:
    Certain amounts in the prior period have been reclassified in order to conform with the current period's presentation.


    CONTACT: Kimco Realty Corporation
             Scott Onufrey, 516-869-7190
             sonufrey@kimcorealty.com